Exhibit 10.54

From:	chase@bcjlaw.com
To:	James Nathanielsz
Subject:	RE: Shareholder info
Date:	Friday, 28 February 2025 6:10:04 AM
Attachments:	image001.png

James,

Thank you very much for the bonus issuance; we greatly appreciate it! As discussed, unless you need them issued individually and separately to each of us, it is probably easiest to issue the shares directly to our firm. Info for the TA is as follows:

●	Brunson Chandler & Jones, PLLC
●	175 S. Main St., Suite 1410
●	Salt Lake City, UT 84111
●	46-2663449

We are excited to see things starting to take shape and look forward to working on the next steps with you and the team.

Best,

Chase

From: James Nathanielsz <j.nathanielsz@propanc.com>

Sent: Wednesday, February 26, 2025 9:12 PM

To: chase@bcjlaw.com

Subject: Shareholder info

Hi Chase,

As discussed, I am preparing the share issuance form for you to review, prior to sending to the TA for issuance.

Can you please confirm the following info:

● Legal Name

● Street Address

● City, State, Zip

● Tax ID/SSN

The total sum of shares issued will be 58,000 shares, at the offering price of $5.00 equates to $240,000.

Thank you, it is well deserved to your firm, and it is great having you on my side!

Regards,

James

James Nathanielsz BAS, MEI

Chief Executive Officer

302/6 Butler Street

Camberwell VIC 3124

AUSTRALIA

E j.nathanielsz@propanc.com

P +61 (0) 3 9882 0780

M +61 (0) 414 835 002

W www.propanc.com